Exhibit 8.1

List of Subsidiaries of the Registrant

	Company Name	Jurisdiction

1.	2 & 3 Triton Limited	United Kingdom
2.	A & L CF (Guernsey) Limited	Guernsey
3.	A & L CF (Jersey) Limited	Jersey
4.	A & L CF December (1) Limited	United Kingdom
5.	A & L CF December (10) Limited	United Kingdom
6.	A & L CF December (11) Limited	United Kingdom
7.	A & L CF June (2) Limited	United Kingdom
8.	A & L CF June (3) Limited	United Kingdom
9.	A & L CF March (5) Limited	United Kingdom
10.	A & L CF March (6) Limited	United Kingdom
11.	A & L CF September (3) Limited	United Kingdom
12.	A & L CF September (4) Limited	United Kingdom
13.	A&L Services Limited	Isle of Man
14.	Abbey Business Services (India) Private Limited	India
15.	Abbey Covered Bonds (Holdings) Limited	United Kingdom
16.	Abbey Covered Bonds (LM) Limited	United Kingdom
17.	Abbey Covered Bonds LLP	United Kingdom
18.	Abbey National (America) Holdings Limited	United Kingdom
19.	Abbey National Beta Investments Limited	United Kingdom
20.	Abbey National Business Office Equipment Leasing Limited	United Kingdom
21.	Abbey National International Limited	Jersey
22.	Abbey National Nominees Limited	United Kingdom
23.	Abbey National North America Holdings Limited	United Kingdom
24.	Abbey National North America LLC	United States
25.	Abbey National PLP (UK) Limited	United Kingdom
26.	Abbey National Property Investments	United Kingdom
27.	Abbey National Treasury Investments	United Kingdom
28.	Abbey National Treasury Services Investments Limited	United Kingdom
29.	Abbey National Treasury Services Overseas Holdings	United Kingdom
30.	Abbey National Treasury Services plc	United Kingdom
31.	Abbey National UK Investments	United Kingdom
32.	Abbey Stockbrokers (Nominees) Limited	United Kingdom
33.	Abbey Stockbrokers Limited	United Kingdom
34.	ALIL Services Limited	Isle of Man
35.	Alliance & Leicester Cash Solutions Limited	United Kingdom
36.	Alliance & Leicester Commercial Bank plc	United Kingdom
37.	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
38.	Alliance & Leicester Investments (No 2) Limited	United Kingdom
39.	Alliance & Leicester Investments Limited	United Kingdom
40.	Alliance & Leicester Personal Finance Limited	United Kingdom
41.	Alliance & Leicester Limited	United Kingdom
42.	AN (123) Limited	United Kingdom
43.	ANITCO LIMITED	United Kingdom
44.	Auto ABS UK Loans PLC	United Kingdom
45.	Carfax (Guernsey) Limited	Guernsey
46.	Cater Allen Holdings Limited	United Kingdom
47.	Cater Allen International Limited	United Kingdom
48.	Cater Allen Limited	United Kingdom
49.	Cater Allen Lloyd’s Holdings Limited	United Kingdom

i

	Company Name	Jurisdiction
50.	Cater Allen Syndicate Management Limited	United Kingdom
51.	First National Motor Business Limited	United Kingdom
52.	First National Motor Contracts Limited	United Kingdom
53.	First National Motor Facilities Limited	United Kingdom
54.	First National Motor Finance Limited	United Kingdom
55.	First National Motor Leasing Limited	United Kingdom
56.	First National Motor plc	United Kingdom
57.	First National Tricity Finance Limited	United Kingdom
58.	Fosse Funding (No.1) Limited	United Kingdom
59.	Fosse (Master Issuer) Holdings Limited	United Kingdom
60.	Fosse Master Issuer PLC	United Kingdom
61.	Fosse PECOH Limited	United Kingdom
62.	Fosse Trustee (UK) Limited	United Kingdom
63.	Fosse Trustees Limited	Jersey
64.	Guranteed Invesment Products 1 PCC Limited	Guernsey
65.	Holmes Funding Limited	United Kingdom
66.	Holmes Holdings Limited	United Kingdom
67.	Holmes Master Issuer Plc	United Kingdom
68.	Holmes Trustees Limited	United Kingdom
69.	Insurance Funding Solutions Limited	United Kingdom
70.	Langton Funding (No.1) Limited	United Kingdom
71.	Langton Mortgages Trustee (UK) Limited	United Kingdom
72.	Langton Mortgages Trustee Limited	Jersey
73.	Langton PECOH Limited	United Kingdom
74.	Langton Securities (2008-1)	United Kingdom
75.	Langton Securities (2010-1) plc	United Kingdom
76.	Langton Securities (2010-2) plc	United Kingdom
77.	Langton Securities (2012-1) plc	United Kingdom
78.	Langton Securities Holdings Limited	United Kingdom
79.	Liquidity Import Finance Limited	United Kingdom
80.	Liquidity Limited	United Kingdom
81.	MAC No. 1 Limited	United Kingdom
82.	Motor 2012 Holdings Limited	United Kingdom
83.	Motor 2012 PLC	United Kingdom
84.	Motor 2013-1 PLC	United Kingdom
85.	Motor 2013-1 Holdings Limited	United Kingdom
86.	Motor 2014-1 Holdings Limited	United Kingdom
87.	Motor 2014-1 PLC	United Kingdom
88.	Motor 2015-1 Holdings Limited	United Kingdom
89.	Motor 2015-1 PLC	United Kingdom
90.	PECOH Limited	United Kingdom
91.	Penmanshiel Energy Limited	United Kingdom
92.	PSA Finance UK Limited	United Kingdom
93.	Retail Financial Services Limited	United Kingdom
94.	Santander Asset Finance (December) Limited	United Kingdom
95.	Santander Asset Finance plc	United Kingdom
96.	Santander Cards Ireland Limited	Ireland
97.	Santander Cards Limited	United Kingdom
98.	Santander Cards UK Ltd	United Kingdom
99.	Santander (CF Trustee) Limited	United Kingdom
100.	Santander (CF Trustee Property Nominee) Limited	United Kingdom
101.	Santander Consumer Credit Services Ltd	United Kingdom
102.	Santander Consumer (UK) plc	United Kingdom
103.	Santander Equity Investments Limited	United Kingdom
104.	Santander Estates Limited	United Kingdom

	Company Name	Jurisdiction
105.	Santander Fintech Limited	United Kingdom
106.	Santander Global Consumer Finance Ltd	United Kingdom
107.	Santander Guarantee Company	United Kingdom
108.	Santander ISA Managers Limited	United Kingdom
109.	Santander Lending Limited	United Kingdom
110.	Santander Private Banking UK LTD	United Kingdom
111.	Santander Secretariat Services Limited	United Kingdom
112.	Santander UK Foundation Limited	United Kingdom
113.	Santander (UK) Group Pension Schemes Trustees Limited	United Kingdom
114.	Santander UK Plc	United Kingdom
115.	Sheppards Moneybrokers Limited	United Kingdom
116.	Solarlaser Limited	United Kingdom
117.	Sovereign Spirit Limited	Bermuda
118.	Syntheo Limited	United Kingdom
119.	The Alliance & Leicester Corporation Limited	United Kingdom
120.	Tuttle & Son Limited	United Kingdom
121.	Whitewick Limited	Jersey

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